Exhibit (a)(1)(J)

AMENDED NOTICE OF GUARANTEED DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

FOR TENDER OF SHARES OF COMMON STOCK

OF

ACCREDITED HOME LENDERS HOLDING CO.

AT

$11.75 NET PER SHARE

PURSUANT TO THE OFFER TO PURCHASE

DATED SEPTEMBER 21, 2007

BY

LSF5 ACCREDITED MERGER CO., INC.

A WHOLLY-OWNED SUBSIDIARY OF

LSF5 ACCREDITED INVESTMENTS, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON OCTOBER 5, 2007, UNLESS THE OFFER IS EXTENDED.

This amended notice of guaranteed delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by manually signed facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail: Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 1596 Denver, CO 80201-1596	By Hand or Overnight Courier: Computershare Trust Company, N.A. Attn: Corporate Actions 350 Indiana Street, Suite 800 Golden, CO 80401

By Manually Signed Facsimile Transmission:

(for Eligible Institutions only)

(303) 262-0609

Confirm Facsimile By Telephone:

(303) 262-0600

Delivery of this amended notice of guaranteed delivery to an address other than the one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

This amended notice of guaranteed delivery to the Depositary is not to be used to guarantee signatures. If a signature on an amended letter of transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the amended letter of transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the amended letter of transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to LSF5 Accredited Merger Co., Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of LSF5 Accredited Investments, LLC, a Delaware limited liability company (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 19, 2007, as amended and supplemented by the Supplement to the Offer to Purchase, dated September 21, 2007 (as so amended and supplemented the “Offer to Purchase”), and the related amended letter of transmittal and instructions thereto (which, as they may be amended or supplemented from time to time, together constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share, of Accredited Home Lenders Holding Co., a Delaware corporation (the “Shares”), set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Certificate Nos. (If Available):

Number of Shares:

☐ Check if Shares will be tendered by book-entry transfer

Account Number:

Dated:                                                                                                                                                                                                  , 2007

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip Code:

2

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in either case together with the amended letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days after the date hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the amended letter of transmittal and certificates for Shares tendered to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:

(Please Print or Type)

Title:

Address:

Zip Code:

Area Code and Telephone Number(s):

Dated:                                                                                                                                                                                                  , 2007

NOTE: Do not send certificates for Shares with this notice. Certificates for Shares must be sent with your amended letter of transmittal.

3